UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CELLSTAR CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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YOUR VOTE IS IMPORTANT

TIME IS SHORT — PLEASE ACT TODAY!

                       March 13, 2007

Dear Fellow Stockholder:

According to our latest records, we have not received your voting instructions for the important Special Meeting of CellStar Corporation, to be held on Wednesday, March 28, 2007.  The board of directors of CellStar Corporation unanimously recommends that you vote “FOR” the proposals to approve the U.S. Sale Agreement, the Mexico Sale Agreement, the Plan of Dissolution, the amendment to our certificate of incorporation to change our corporate name and the adjournment or postponement of the Special Meeting, if necessary or appropriate, at the Special Meeting. Your vote is important to us.  Whether or not you plan to attend the Special Meeting in person, please use one of the following simple methods to promptly provide your voting instructions:

1.                Vote by Internet:  Go to the website http://www.proxyvoting.com/clst.  Have your 11-digit control number listed on the proxy card ready and follow the online instructions.  The 11-digit control number is located in the rectangular box on the right side of your voting instruction form.

2.                Vote by Telephone:  Call toll-free (866) 540-5760.  Have your 11-digit control number listed on the proxy card ready and follow the simple instructions.

3.                Vote by Mail:  Mark, sign, date and return your proxy card in the postage-paid return envelope provided.

For the reasons set forth in the proxy statement dated February 21, 2007, the Board of Directors of CellStar Corporation unanimously recommends that you vote “FOR” all proposals at the Special Meeting.  We respectfully request that you vote your shares at your earliest convenience.

If you need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (888) 886-4425.

On behalf of the Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Robert A. Kaiser

Chairman of the Board and

Chief Executive Officer

YOUR VOTE IS IMPORTANT

TIME IS SHORT — PLEASE ACT TODAY!

                       March 13, 2007

Dear Fellow Stockholder:

According to our latest records, we have not received your voting instructions for the important Special Meeting of CellStar Corporation, to be held on Wednesday, March 28, 2007.  The board of directors of CellStar Corporation unanimously recommends that you vote “FOR” the proposals to approve the U.S. Sale Agreement, the Mexico Sale Agreement, the Plan of Dissolution, the amendment to our certificate of incorporation to change our corporate name and the adjournment or postponement of the Special Meeting, if necessary or appropriate, at the Special Meeting. Your vote is important to us.  Whether or not you plan to attend the Special Meeting in person, please use one of the following simple methods to promptly provide your voting instructions:

4.                Vote by Internet:  Go to the website www.proxyvote.com.  Have your 12-digit control number listed on the voting instruction form ready and follow the online instructions.  The 12-digit control number is located in the rectangular box on the right side of your voting instruction form.

5.                Vote by Telephone:  Call toll-free (800) 454-8683.  Have your 12-digit control number listed on the voting instruction form ready and follow the simple instructions.

6.                Vote by Mail:  Mark, sign, date and return your voting instruction form in the postage-paid return envelope provided.

For the reasons set forth in the proxy statement dated February 21, 2007, the Board of Directors of CellStar Corporation unanimously recommends that you vote “FOR” all proposals at the Special Meeting.  We respectfully request that you vote your shares at your earliest convenience.

If you need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (888) 886-4425.

On behalf of the Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Robert A. Kaiser

Chairman of the Board and

Chief Executive Officer